As filed with the Securities and Exchange Commission on July 11, 2008

Registration No. 333-136451

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MILLIPORE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

MASSACHUSETTS	04-2170233
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

290 Concord Road

Billerica, Massachusetts 01821

(978) 715-4321

(Address, including Zip Code, and Telephone Number, including Area Code of Principal Executive Offices)

Jeffrey Rudin, Esq.

General Counsel

Millipore Corporation

290 Concord Road

Billerica, Massachusetts 01821

(978) 715-4321

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Please send copies of all communications to:

Craig E. Marcus, Esq.

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

(617) 951-7000

Approximate date of commencement of proposed sale to the public:  Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement under the earlier effective registration statement for the same offering.  ☐

If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to registered additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

DEREGISTRATION OF SECURITIES

On August 9, 2006, Millipore Corporation (the “Registrant”) filed with the Securities and Exchange Commission a Registration Statement on Form S-3 (Registration No. 333-136451) (the “Registration Statement), which originally registered $565,000,000 of 3.75% Convertible Senior Notes Due 2026 (the “Notes”) and the common stock issuable upon conversion of the Notes (collectively with the Notes, the “Securities”).

The offering contemplated by the Registration Statement has terminated by virtue of the expiration of the Registrant’s contractual obligation to maintain the effectiveness of the Registration Statement. Accordingly, pursuant to an undertaking made in Item 17 of the Registration Statement, the Registrant hereby deregisters such Securities originally registered by the Registration Statement as may remain unsold in accordance with the plan of distribution contained in the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Billerica, State of Massachusetts, on the 11th day of July, 2008.

MILLIPORE CORPORATION

By:	/S/ JEFFREY RUDIN
Name:	Jeffrey Rudin
Title:	Vice President and General Counsel